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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 27, 2006

GLOBAL GREEN SOLUTIONS INC.
formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

609 Granville Street, Suite 880
P.O. Box 10321 Pacific Center
Vancouver, British Columbia
Canada V7Y 1G5
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

MCSI Consulting Services Inc.

On April 27, 2006 we entered into an agreement with MCSI Consulting Services Inc. for the sublease of office space for the Company's President at a cost of $800 CAD per month, plus applicable taxes.

The sublease is on a month-to-month basis, with one month notice required from either party to end the sublease.

MCSI Consulting Services Inc.

On April 27, 2006 we entered into an agreement with MCSI Consulting Services Inc. for the provision of certain advisory, administrative and support services for a fee of $1,500 USD per month, plus applicable taxes. Additionally, MCSI Capital Corp. is to be granted options to purchase 200,000 common shares with an exercise price of $0.50 per share. The options vest as follows: 25% immediately, 25% six months later, 25% after 12 months of entering into this agreement, and 25% six months later. Either party may terminate the agreement by providing 30 days written notice to the other party.

Arnold R. Hughes

On April 27, 2006 we entered an agreement with Arnold R. Hughes to provide the Company with services as Chief Financial Officer. The fee for providing these services is USD $1,500 per month, plus applicable taxes. In addition, Arnold R. Hughes will be granted options to purchase 200,000 common shares with an exercise price of $0.50 per share. The options vest as follows: 25% immediately, 25% six months later, 25% after 12 months of entering into this agreement, and 25% six months later. Either party may terminate the agreement by providing 30 days written notice to the other party.

From March 2006 to date Mr. Hughes has been a senior associate with MCSI Consulting Services Inc of Vancouver, Canada, a corporate financial consulting firm that specializes in corporate finance matters, strategic planning and business planning services. From December 2002 to February 2006, Mr. Hughes was a consultant with Team Development Plus, a management and operational effectiveness consulting firm in Vancouver, Canada. From January 1999 to November 2002, Mr. Hughes was a senior executive with the Connor, Clark & Lunn Financial Group, a Vancouver, Canada based institutional investment management group, first as chair of the Business Operations Team of Connor, Clark & Lunn Investment Management Ltd. and then as Chief Financial Officer of the Connor, Clark &Lunn Financial Group. From February 1993 to December 1998, Mr. Hughes was Controller of Pexim Enterprises Inc., a specialty lumber trading company in Vancouver, Canada, with principal markets in Japan and Western Europe. Mr. Hughes has an MBA from Simon Fraser University and a B.Sc. from the University of British Columbia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of May, 2006.

GLOBAL GREEN SOLUTIONS INC.

BY:	ELDEN SCHORN
Elden Schorn, president, principal executive officer, treasurer, principal financial officer, principal accounting officer and a member of the board of directors